                                                                       Exhibit 4



                             Community Banks, Inc.

                                      and

                                Community Banks
                                as Rights Agent



                          ___________________________



                               Rights Agreement



                         Dated as of February 28, 2002

                               TABLE OF CONTENTS

Section                                                             Page Numbers
-------                                                             ------------
1.   Certain Definitions..........................................        1
2.   Appointment of Rights Agent..................................        6
3.   Issuance of Rights Certificates..............................        6
4.   Form of Rights Certificates..................................        8
5.   Countersignature and Registration............................        8
6.   Transfer, Split-up, Combination and Exchange of Rights
     Certificates; Mutilated, Destroyed, Lost or Stolen
     Certificates.................................................        9
7.   Exercise of Rights, Purchase Price and Expiration Date of
     Rights.......................................................       10
8.   Cancellation and Destruction of Rights Certificates..........       12
9.   Reservation, Registration and Listing........................       12
10.  Effective Date of Rights Exercise............................       14
11.  Adjustment of Purchase Price, Number of Shares or Number of
     Rights.......................................................       14
12.  Certificate of Adjusted Purchase Price or Number of Shares...       24
13.  Consolidation, Merger or Sale or Transfer of Assets or
     Earning Power................................................       24
14.  Fractional Rights and Fractional Shares......................       27
15.  Rights of Action.............................................       28
16.  Agreement of Right Holders...................................       28
17.  Rights Certificate Holder Not Deemed a Stockholder...........       29
18.  Concerning the Rights Agent..................................       29
19.  Merger or Consolidation or Change of Name of Rights Agent....       30
20.  Duties of Rights Agent.......................................       30
21.  Change of Rights Agent.......................................       32
22.  Issuance of New Rights Certificates..........................       33
23.  Redemption and Termination...................................       33
24.  Notice of Certain Events.....................................       35
25.  Notices......................................................       36
26.  Supplements and Amendments...................................       37
27.  Successors...................................................       38
28.  Determinations and Actions by the Board of Directors, etc....       38
29.  Benefits of this Agreement...................................       38
30.  Severability.................................................       39
31.  Governing Law................................................       39
32.  Counterparts.................................................       39
33.  Descriptive Headings.........................................       39

                               RIGHTS AGREEMENT
                               ----------------


          RIGHTS AGREEMENT, dated as of February 28, 2002, (the "Agreement") between COMMUNITY BANKS, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company") and COMMUNITY BANKS, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania (the "Rights Agent").

          WITNESSETH:

          WHEREAS, on February 12, 2002, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the close of business on February 28, 2002, each Right representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (all capitalized terms have the meanings hereinafter set forth).

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties agree as follows:

          Section 1.     Certain Definitions. For purposes of this Agreement,
                         -------------------
the following terms have the meanings indicated:

          (a) "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of ten (10%) percent or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity holding shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten (10%) percent or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a person becomes the Beneficial Owner of
             --------  -------
ten (10%) percent or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such person shall be deemed to be an "Acquiring Person".

          (b) "Adjustment Shares" means that number of shares of Common Stock which each holder of a Right is entitled to receive upon exercise of a Right, as adjusted from time to time in the manner set forth in Section 11.

          (c) "Affiliate"and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement (the "Exchange Act").

          (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a
                                                       --------  -------
     Person shall not be deemed the Beneficial Owner of, or to beneficially own,
     (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Persons Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
     (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Persons Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
     Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

          (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a
                                               --------  -------

     Person shall not be deemed the Beneficial Owner of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security (1) which arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Persons Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (iii) of this paragraph) of disposing of any securities of the Company.

          (e)    "Board" means the Board of Directors of the Company.

          (f) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

          (g) "Close of Business" on any given date means 5:00 P.M. Millersburg, Pennsylvania time, on such date; provided, however, that if such
                                              --------  -------
date is not a Business Day it shall mean 5:00 P.M., Millersburg, Pennsylvania time, on the next succeeding Business Day.

          (h) "Common Stock", when used with reference to the Company means the shares of common stock, $5.00 par value per share of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, the equity securities or other equity interest having power to control or direct the management of such Person.

          (i) "Common Stock Equivalents" means securities of the Company, which either (i) have the same rights, privileges and preferences as Common Stock or (ii) securities which the Board of Directors of the Company have deemed to have the same per share value as Shares of Common Stock.

          (j)    "Company" means Community Banks, Inc.

          (k) "Continuing Director" means (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, or otherwise affiliated with an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or
(ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate or otherwise affiliated with an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of other members of the Board who are also Continuing Directors.

          (l) "Distribution Date" means the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth business day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the tenth business day after the date of a tender or exchange offer by any Person is first published or sent or given within the meaning of Rule 14d-2(a) of the Exchange Act, the consummation of which would result in any Person becoming the beneficial Owner of Common Stock aggregating ten (10%) percent or more of the then outstanding shares of Common Stock. If any such tender or exchange offer is cancelled, terminated or otherwise withdrawn prior to the Distribution Date, the Board may, in its sole discretion deem such offer never to have been made.

          (m)    "Final Expiration Date" means February 28, 2012.

          (n) "Pennsylvania Business Corporation Law" means the Act of December 21, 1988, P.L. 1444, No. 177, as amended from time to time.

          (o) "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity, excluding the Company or any Related Party.

          (p) "Principal Party" means (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if
                             --------  -------
the Common Stock or other securities of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

          (q) "Purchase Price" means the price to be paid for one share of Common Stock upon exercise of a Right, subject to adjustment as provided in this Agreement.

          (r)    "Record Date" means February 28, 2002.

          (s) "Related Party" means any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any investment plan sponsored or operated by the Company or a Subsidiary of the Company (but not the participants in such plan), or any entity or person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan.

          (t) "Rights Dividend Declaration Date" means the date the Board authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding at the close of business on the Record Date.

          (u) "Redemption Date" means the time at which the Rights are redeemed as provided in Section 23.

          (v)    "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A), (B) or (C) hereof.

          (w) "Section 11(a)(ii) Trigger Date" means the later of (i ) the first occurrence of a Section 11(a)(ii) Event and (ii) the date on which the Company's right of redemption pursuant to Section 23(a) expires.

          (x)    "Section 13 Event" means any event described in clauses (i),
(ii) or (iii) of Section 13(a) hereof.

          (y) "Share" means a share of the Common Stock, par value $5.00 per share, of the Company and also means, if the context requires, a share of any other class of the capital stock of the Company which may be authorized and outstanding.

          (z) "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person.

          (aa) "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (bb) "Trading Day" means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business, or if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (cc) "Transferee" means a Person to whom an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, transferred Rights, if such transfer occurred (i) after the transferor of the Rights became an Acquiring Person (or an Associate or Affiliate of the Acquiring Person), or (ii) prior to or concurrently with the transferor of the Rights becoming an Acquiring Person (or an Associate or Affiliate of the Acquiring Person) if the transferee received the Rights (A) pursuant to a transfer from the Acquiring Person to holders of equity interests in such Acquiring Person, (B) pursuant to a continuing agreement, arrangement or understanding regarding the transferred Rights, or (C) pursuant to a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect to avoid the purposes or effect of this Agreement, including but not limited to Section 7(e).

          (dd)   "Triggering Event" means any Section 11(a)(ii) Event or any
Section 13 Event.

          Section 2.     Appointment of Rights Agent. The Company hereby
                         ---------------------------
appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.     Issuance of Rights Certificates.
                         -------------------------------

          (a)    Until the Distribution Date:

          (i) The Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates evidencing the Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and

          (ii) The right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit A hereto (a "Rights Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustments as provided herein. On and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As soon as possible after the Record Date the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. Common Stock certificates outstanding as of the Record Date (and until the Distribution Date) will, together with the Summary of Rights, also evidence the Rights. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration
Date), the surrender for transfer of any certificate for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

          (c) Certificates of Common Stock which are issued (including, without limitation, reacquired Common Stock referred to in the last sentence of this subparagraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Community Banks, Inc. and Community Banks dated as of February 28, 2002 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Community Banks, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Community Banks, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

          Certificates containing the foregoing legend, until the earlier of the Distribution Date or the Final Expiration Date, shall represent both shares of Common Stock and the Rights associated therewith and the surrender for transfer of any such certificate shall constitute the transfer of the Rights associated with such Common Stock. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with Common Stock shall be deemed cancelled and retired. The Company shall not be entitled to exercise any Rights associated with Common Stock which is no longer outstanding.

          Section 4.     Form of Rights Certificates.
                         ---------------------------

          (a) The Rights Certificates (and the forms of election to purchase Common Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit "A" hereto. Such certificates may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to conform to usage, to comply with any applicable law, rule or regulation, or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of shares of Common Stock as are set forth therein at the Purchase Price inscribed thereon, but the Purchase Price and amount and type of securities purchased upon exercise of Rights is subject to modification as provided herein.

          (b)    Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, or by a Transferee, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in
Section 7(e) of such Agreement.

          Section 5.     Countersignature and Registration.  The Rights
                         ---------------------------------
Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. If any officer of the Company who signed any of the Rights Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed the Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

          Section 6.     Transfer, Split-Up, Combination and Exchange of Rights
                         ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Certificates.
----------------------------------------------------------------

          (a)    Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of a Rights Certificate.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the lost, stolen, destroyed or mutilated Rights Certificate.

          Section 7.     Exercise of Rights, Purchase Price and Expiration Date
                         ------------------------------------------------------
of Rights.
---------

          (a) Subject to Sections 7(e), 9(d), 11(a)(ii) and 23(a), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on the Final Expiration Date and (ii) the Redemption Date.

          (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be Twenty-Five Dollars ($25.00) and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a). The Purchase Price shall be payable in lawful money of the United States of America, or if permitted by the Board, shares of Common Stock of the Company, in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate, the Rights Agent shall promptly:

          (i) Requisition from any transfer agent of the Common Stock (including itself) certificates for the number of shares of Common Stock to be purchased (the Company hereby irrevocably authorizes its transfer agent to comply with all such requests); and

          (ii) When appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
     Section 14 hereof; and

          (iii) After receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

          (iv) When appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

          All payments made by holders of Rights Certificates shall be made by certified check, cashiers check, bank draft or money order payable to the order of the Company, unless the Board, in its sole discretion, permits payment of the Purchase Price by delivery of certificate(s) (with appropriate stock power executed in blank attached thereto) for whole numbers of shares of Common Stock of the Company which shall be credited at the current market value thereof (determined pursuant to Section 11(d) hereof).

          In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by an Acquiring Person, an Associate or Affiliate of an Acquiring Person, or a Transferee, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to any Acquiring Person or its Affiliates, Associates or Transferees.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have:

          (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise; and

          (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8.  Cancellation and Destruction of Rights Certificates.
                      ---------------------------------------------------
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement; and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation, Registration and Listing.
                      -------------------------------------

          (a) Except as provided in Section 11(a)(iii) hereof, and without consideration of the adjustments provided by Section 11(a)(ii), the Company covenants and agrees that, prior to the latter of the Distribution Date and the occurrence of a Triggering Event, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) The Company shall use its best efforts promptly to cause, from and after such time as the Rights become exercisable, all shares of Common Stock and other securities reserved for issuance upon exercise of Rights to be listed with any system or on any securities exchange on which the Company's Common Stock then trades.

          (c)  The Company shall use its best efforts:

               (i) To file, as soon as practical after the first occurrence of a Section 11(a)(ii) Event (and the determination of the securities or property to be delivered upon exercise of the Rights), or as soon as is required by law following the Distribution Date, an appropriate registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights;

               (ii) Cause such registration statement to become effective as soon as practical after the filing; and

               (iii) Cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date.

          The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and to permit them to become effective. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for the Common Stock in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10.    Effective Date of Rights Exercise. Each person in whose
                         ---------------------------------
name any certificate for securities issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such securities, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made. Provided, however, that if the
                                              --------  -------
date of such surrender and payment is a date upon which the transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.    Adjustment of Purchase Price, Number of Shares or
                         -------------------------------------------------
Number of Rights. The Purchase Price, the number of shares of Common Stock
----------------
covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) If the Company, after the date of this Agreement (A) declares a dividend on the Common Stock payable in shares of Common Stock, (B) subdivides the outstanding Common Stock, (C) combines the outstanding Common Stock into a smaller number of shares of Common Stock, or (D) issues any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the Record Date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, the holder of the Right would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

               (ii)  In the event:

                     (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly,

                          (1) shall merge into the Company or otherwise combine with the Company or a Subsidiary and the Company or the Subsidiary shall be the continuing of surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, or

                          (2) shall effect a statutory share exchange with the Company, after which the Company is not a Subsidiary of any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

                          (3) shall, in one or more transactions, other than in connection with the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of any equity security of the Company or for securities exercisable for or convertible into shares of any equity security of the Company or otherwise obtain from the Company, with or without consideration, any additional shares of any equity security of the Company or securities exercisable for or convertible into shares of any equity security of the Company (other than as part of a pro rata distribution to all holders of Common Stock), or

                          (4) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or

                          (5) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                    (6) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose, in one or more transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's length negotiation with an unaffiliated third party,

               (B) any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of ten (10%) percent or more of the shares of Common Stock then outstanding, unless the event causing the ten (10%) percent threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Continuing Directors, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant) and (b) otherwise in the best interests of the Company and its stockholders, taking into consideration all relevant factors including but not limited to those set forth in the Pennsylvania Business Corporation Law,

               (C) at any time after a Shares Acquisition Date and during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company (whether or not such reclassification or recapitalization occurs in a merger in which the Company survives), or any repurchase by the Company or any of its Subsidiaries of shares of Common Stock, or any other class or series of securities issued by the Company or any merger or consolidation of the Company with any of its Subsidiaries or other transaction or series of transactions involving the Company (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate thereof but excluding a tender offer or exchange offer of the nature described in clause (A) above) which has the effect, directly or indirectly, of increasing by more than one (1%) percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by an Acquiring Person or any Associate or Affiliate of any Acquiring Person,
                      then, promptly following the occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty (50%) percent of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) If the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are insufficient to permit the exercise in full of the Rights in accordance with this Agreement, the Company shall:

                      (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and

                      (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or Common Stock Equivalents, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of an investment banking firm selected by the Board of Directors of the Company; Provided, however, if the Company shall not have made adequate
                        -------
     provision to deliver value pursuant to this clause (B) within thirty (30) days following the Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty
     (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period").

               To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof per share of the Common Stock on the Section 11(a)(ii) Trigger
     Date) and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

          (b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty (45) calendar days after such record date) to subscribe for or purchase shares of Common Stock (or Common Stock Equivalents) or securities convertible into Common Stock or Common Stock Equivalents at a price per share of Common Stock or Common Stock Equivalents (or having a conversion price per share, if a security convertible into Common Stock or Common Stock Equivalents) less than the then current per share market price of the Common Stock (calculated in the manner set forth in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of Common Stock and/or Common Stock Equivalents to be offered (and/or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If the subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in
Section 11 (b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Stock (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current per share market price of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" of any security, (a "Security" for the purpose of this Section 11(d)(i)), on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date. For purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date, provided, however, if the current market price per share of
                     --------  -------
the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security of securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of the requisite thirty (30) Trading Days or ten (10) Trading Days, as set forth above, or after the ex-dividend date for such dividend or distribution, or the Record Date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to reflect the ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security if not listed or admitted to trading on any national securities exchange, the last closing price or, if no such sale takes place on such day, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on such date no market maker is making a market in the Security, the fair value of each share of such Security on such date shall be determined in good faith by the Board.

          If the Security is not publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) No adjustment in the Purchase Price shall be required unless it would require an increase or decrease of at least one (1%) percent in the Purchase Price; provided, however, that any adjustments which by reason of this
                --------  -------
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which requires such adjustment or
(ii) the date of the expiration of the right to exercise any Rights.

          (f)  If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one ten-thousandth) obtained by

               (i) Multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price; and

               (ii) Dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company and the Rights Agent shall, as promptly as practical, distribute to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall distribute to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Such Rights Certificates shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the Record Date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 requires an adjustment in the Purchase Price to be effective as of a record date for a specified event, the Company may defer until the occurrence of such event the issuance of Common Stock and other capital stock or securities of the Company, if any, issuable upon the exercise of a Right over and above the shares of Common Stock and other capital stock or securities of the Company, if any, which were issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a
            --------  -------
due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines advisable in order to avoid the occurrence of a taxable event to its shareholders upon the consolidation or subdivision of the Common Stock, issuance of any Common Stock for cash at less than the current market price, issuance of Common Stock or securities for cash which by their terms are convertible into or exchangeable for Common Stock, issuance of stock dividends or issuance of rights, options or warrants referred to in this Section 11.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date,

                    (i)     consolidate with;

                    (ii)    merge with or into; or

                    (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than fifty (50%) percent of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) the shareholders of the Person who constitutes, or would constitute the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

               (o) The Company covenants and agrees that, after the Shares Acquisition Date, it will not, except as permitted by Section 23 or Section 26 hereof, take any action the purpose or effect of which is to substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Continuing Directors.

               (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date:

                    (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock;

                    (ii)    subdivide the outstanding shares of Common Stock; or

                    (iii) combine the outstanding shares of Common Stock into a smaller number of shares,

the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          Section 12.  Certificate of Adjusted Purchase Price or Number of
                       ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof,
------
the Company shall promptly,

          (a) Prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment;

          (b) File with the Rights Agent and with each transfer agent for the Common Stock a copy of each certificate; and

          (c) Mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof.

          Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
                       ------------------------------------------------------
Earning Power.
-------------

          (a) In the event that, following a Shares Acquisition Date, directly or indirectly,

          (i) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation;

          (ii) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

          (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than fifty (50%) percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case (except as contemplated by Section 13(c) hereof), proper provision shall be made so that:

                 (A) Each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) fifty (50%) percent of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock or other securities of such Principal Party on the date of consummation of such Section 13 Event;

               (B) Such Principal Party shall thereafter be liable for, and shall automatically assume by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

               (C) The term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

               (D) Such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock or other securities thereafter deliverable upon the exercise of the Rights; and

               (E) The provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraph (a) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will

               (i) Prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

               (ii) Deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (c)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(i) and (ii) of Section 13(a) if

               (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(B) hereof (or a wholly owned subsidiary of any such Person or Persons),

               (ii) The price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and

               (iii) The form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by the Section 13(c), all Rights hereunder shall expire.

          Section 14.  Fractional Rights and Fractional Shares.
                       ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Date immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on The New York Stock Exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, and in lieu thereof, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15.  Rights of Action. All rights of action in respect of this
                       ----------------
Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

          Section 16.  Agreement of Right Holders. Every holder of a Right, by
                       --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock, and the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the Common Stock;

          (b) After the Distribution Date, Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) Subject to Section 7(e) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best
                                --------  -------
efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17.  Rights Certificate Holder Not Deemed a Stockholder. No
                       --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of a share of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action; or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.
                       ---------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its directors, officers, employees, agents and attorneys (collectively, the "Indemnified Party") for, and to hold it and them harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Indemnified Party, for anything done or omitted by the Indemnified Party in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19.    Merger or Consolidation or Change of Name of Rights
                         ---------------------------------------------------
Agent. Any corporation into which the Rights Agent or any successor Rights Agent
-----
may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent, or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          Section 20.    Duties of Rights Agent. The Rights Agent undertakes the
                         ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) The Rights Agent shall not be deemed to have knowledge of any fact or matter pertaining to the performance of its duties under this Agreement, except such facts or matters as are evidenced by records which are required to be created and maintained by it hereunder, until it shall have been advised thereof in writing by the Company or by a holder of Rights. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact of matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity of execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 11 or Section 13 hereof or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of' Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, or any Vice President, of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, reasonable care was exercised in the selection
                       --------
and continued employment thereof.

          Section 21.    Change of Rights Agent. The Rights Agent or any
                         ----------------------
successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days, notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the Commonwealth of Pennsylvania (or of any other state in the United States so long as such corporation is authorized to do business as a banking institution in the Commonwealth of Pennsylvania), in good standing, having an office in the Commonwealth of Pennsylvania, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least Ten Million ($10,000,000.00) Dollars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.    Issuance of New Rights Certificates. Notwithstanding
                         -----------------------------------
any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

          Section 23.    Redemption and Termination.
                         --------------------------

          (a) The Board may, at its option, at any time prior to the earlier of

               (i) The close of business on the tenth (10th) business day following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) business day following the Record Date); or

               (ii) The Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, subject to appropriate adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price hereinafter referred to as the "Redemption Price").

          Notwithstanding the foregoing, if:

               (i)  A Person becomes an Acquiring Person; or

               (ii) A change resulting from a Solicitation (as hereinafter defined) occurs in a majority of the directors in office at the commencement of such Solicitation,

then redemption of the Rights may only be authorized by a majority of Continuing Directors then in office.

          Notwithstanding the foregoing, if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder, but prior to any Triggering Event:

          (i) A Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, such that such Person is thereafter a Beneficial Owner of five (5%) percent or less of the outstanding shares of Common Stock; and

          (ii) There are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons,

then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

          Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. As used in this Section 23, the term "Solicitation" means a proxy or consent solicitation by a Person participating in such solicitation who has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event, but does not include a solicitation by any Person (or one or more of its Affiliates or Associates) concurrent with a cash tender offer pursuant to Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates).

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 24.    Notice of Certain Events.
                         ------------------------

          (a) In case the Company shall propose at any time after the Distribution Date:

               (i) To pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular quarterly cash dividend);

               (ii) To offer to all of the holders of its outstanding shares of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options;

               (iii) To effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock);

               (iv) To effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty (50%) percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof);

               (v) To effect the liquidation, dissolution or winding up of the Company; or

               (vi) To declare or pay any dividend on the Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise that by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or
(ii) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, whichever shall be the earlier.

          (b) In case a Section 11(a)(ii) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

          Section 25. Notices. Notices or demand authorized by this Agreement
                      -------
to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Community Banks, Inc.
                      P.O. Box 350
                      150 Market Square
                      Mifflintown, PA 17061

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      Community Banks
                      P.O. Box 350
                      150 Market Square
                      Millersburg, PA 17061
                      Attention: President

Notices or demand authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. Supplements and Amendments.  Notwithstanding anything
                      --------------------------
contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable without the approval of a majority of the Continuing Directors. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order:

               (i)    To cure any ambiguity;

               (ii) To correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein;

               (iii) To shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of any event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors); or

               (iv) To change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates; provided, this Agreement may not be supplemented or amended to lengthen,
     --------
     pursuant to clause (iii) of this sentence,

                      (A) A time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable; or

               (B) Any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.

          Section 27.  Successors. All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28.  Determinations and Actions by the Board of Directors,
                       -----------------------------------------------------
etc. For all purposes of this Agreement, any calculation of the number of shares
---
of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which-any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to:

               (i)   Interpret the provisions of this Agreement; and

               (ii) Make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem the Rights or to amend the Agreement).

          All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board (or the Continuing Directors) to any liability to the holders of the Rights.

          Section 29. Benefits of this Agreement.  Nothing in this Agreement
                      --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

          Section 30. Severability. Whenever possible, each provision of this
                      ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable present or future laws, but if any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, in any respect under any such applicable law, such invalidity, illegality or unenforceability will not affect the remaining provisions of this Agreement, but this Agreement will be reformed, construed, and enforced in such jurisdiction or by such authority as if such invalid, illegal, or unenforceable provision had never been contained herein.

          Section 31. Governing Law. This Agreement and each Rights Certificate
                      -------------
issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          Section 32. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several
                      --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

ATTEST:                                 Community Banks, Inc.

By:__________________________       By: _____________________________________
                                        Eddie L. Dunklebarger,
                                        Chairman, President and CEO

ATTEST:                                 Community Banks

By:__________________________       By: ______________________________________
                                        Eddie L. Dunklebarger,
                                        President and CEO

                                   EXHIBIT A


                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                                        Rights

     NOT EXERCISABLE AFTER FEBRUARY 28, 2012 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                              Rights Certificate

                             Community Banks, Inc.

          This certifies that ______________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 28, 2002, (the "Rights Agreement"), between Community Banks, Inc., a Pennsylvania corporation (the "Company"), and Community Banks (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to, Millersburg, Pennsylvania time, on February 28, 2012 at the principal office of the Rights Agent or at the office of its successor as Rights Agent, one fully paid non-assessable share of Common Stock ("Common Stock") of the Company, at a purchase price of $25.00 per share of Common Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 28, 2002, based on the Common Stock as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Right Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

          The Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________________.


ATTEST:                            Community Banks, Inc.


________________________________   By:__________________________________________
Secretary                             President



     Countersigned:

     ___________________________

By:  ___________________________

                  Form of Reverse Side of Rights Certificate

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
                holder desires to transfer Rights Certificate)

     FOR VALUE RECEIVED ________________________________________________________
hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________

                                   _____________________________________________
                                   Signature

Signature Guaranteed:
--------------------------------------------------------------------------------

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Right evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Associate or Affiliate of an Acquiring Person.

Dated:_____________________________

______________________________________________
                 Signature

Signature Guaranteed:

                                    NOTICE

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                         FORM OF ELECTION TO PURCHASE
                     (To be executed if holder desires to
                        exercise the Right represented
                          by the Rights Certificate)

To:  Community Banks, Inc.

     The undersigned hereby irrevocably elects to exercise______________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

Dated:______________________



                                               _________________________________
                                               Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________



                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Right evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Associate or Affiliate of an Acquiring Person.

Dated: ___________________


                               _____________________________
                                         Signature


Signature Guaranteed:


________________________________________________________________________________

                                    NOTICE
                                    ------

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                  EXHIBIT "B"
                             COMMUNITY BANKS, INC.
                          SUMMARY OF RIGHTS AGREEMENT

     The following is a summary description of the Rights and the Rights Agreement. This description does not purport to be complete, is intended to provide a general description only, and is qualified in its entirety by the Rights Agreement between Community Banks, Inc. and Community Banks, as Rights Agent dated as of February 28, 2002. A copy of the Rights Agreement is available free of charge from the Rights Agent.

     On February 12, 2002, the Board of Directors of Community Banks, Inc. (the "Company") declared a distribution of one Right (a "Right") for each outstanding share of common stock, par value $5.00 per share, of the Company (the "Common Stock") to shareholders of record at the close of business on February 28, 2002 (the "Record Date").

     Purchase Price. Each Right initially entitles the registered holder to
     --------------
purchase from the Company one (1) share of Common Stock at a purchase price of $25.00 (the "Purchase Price"), subject to adjustment as provided in the Rights Agreement. The Purchase Price is payable in cash, certified check, cashier's check, bank draft or money order unless the Board of Directors in its sole discretion, permits payment of the Purchase Price in whole shares of the Company's Common Stock having an equivalent market value.

     Issuance of Separate Rights Certificates. Initially, the Rights will be
     ----------------------------------------
attached to all Common Stock certificates, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) business days following the date (the "Shares Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, (10%) percent or more of such outstanding shares of Common Stock, or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning ten (10%) percent or more of such outstanding shares of Common Stock.

     Until the Distribution Date: (i) The Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date and prior to the Distribution Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

     Exercise of Rights. The Rights are not exercisable until the Distribution
     ------------------
Date and will expire at the close of business on February 28, 2012, unless earlier redeemed by the Company as described below.

     Adjustments to Prevent Dilution. The Purchase Price and the number of
     -------------------------------
shares of Common Stock or other securities or property issuable upon exercise of the Rights, and, in certain circumstances, the number of Rights associated with each share of Common Stock, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one (1%) percent of the Purchase Price.

     The Company is not required to issue fractional shares and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     Triggering Events
     -----------------

     Section 11(a)(ii) Event. If (i) the Company or any Acquiring Person
     -----------------------
publicly announces that a person has become the beneficial owner of ten (10%) percent or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its shareholders), (ii) at any time after a Shares Acquisition Date, the Company is the surviving corporation in a merger, or the Company is the acquiring corporation in a statutory share exchange with an Acquiring Person in which the Common Stock of the Company is not changed or exchanged, (iii) at any time after a Shares Acquisition Date, an Acquiring Person engages in any one of a number of self-dealing transactions specified in the Rights Agreement, or (iv) during a time that there is an Acquiring Person, one or more specified events occur that result in such Acquiring Person's ownership interest in the Company being increased by more than one (1%) percent, the Rights Agreement provides that each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Any of these events are referred to as a "Section 11(a)(ii) Event."

     Upon the occurrence of a Section 11(a)(ii) Event or a Section 13 Event (described below), all Rights that are, or (under circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or certain related parties will be null and void.

     Rights are not exercisable following the occurrence of a Section 11(a)(ii) Event or a Section 13 Event until such time as the Rights are no longer redeemable by the Company.

     For example, at an exercise price of $25.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $50.00 worth of Common Stock (or other consideration, as noted above) for $25.00. Assuming that the Common Stock had a per share value of $25.00 at such time, the holder of each valid Right would be entitled to purchase two shares of Common Stock for $25.00.

     The Board of Directors may, in its sole discretion, at any time after any person becomes an Acquiring Person and the Rights become exercisable and prior to the time that any person becomes the beneficial owner of fifty (50%) percent or more of the Company's Common Stock, exchange all of the then outstanding and exercisable Rights (except Rights which have been voided as set forth above) for Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment in accordance with the terms of the Rights Agreement.

     Section 13 Event. If at any time on or after a Shares Acquisition Date, (i)
     ----------------
the Company is acquired in a merger or other business combination or share exchange transaction (other than a merger which follows a Section 11(a)(ii) Event), or (ii) fifty (50%) percent or more of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. A Section 11(a)(ii) Event and a Section 13 Event are sometimes referred to as "Triggering Events."

     Redemption of Rights. In general, the Company may redeem the Rights in
     --------------------
whole, but not in part, at a price of $.001 per Right, at any time until ten
(10) business days following a Shares Acquisition Date. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than five (5%) percent of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Generally, immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 per Right redemption price.

     Under certain circumstances set forth in the Rights Agreement, the decision to redeem and certain other decisions shall require the concurrence of a majority of the Continuing Directors. The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate, associate or representative of any such person.

     Rights of Holders of Rights Certificates. Until a Right is exercised, the
     ----------------------------------------
holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company for federal income tax purposes, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Amendment of Rights Agreement. Any of the provisions of the Rights
     -----------------------------
Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. However, no supplement or amendment may be made, without the approval of a majority of the Continuing Directors, that changes the Redemption Price, the Final Expiration Date or the Purchase Price or that reduces the number of shares of Common Stock for which a Right is exercisable. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or any affiliate or associate of such person), or to shorten or lengthen any time period under the Rights Agreement. However, on or after the Distribution Date, no amendment to lengthen the time periods governing redemption may be made at such time as the Rights are not redeemable or to lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of Rights.

     Filing With Securities and Exchange Commission. A copy of the Rights
     ----------------------------------------------
Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated February 27, 2002, and is available free of charge from the Rights Agent.